Exhibit 99.1

SOBI BECOMES MARKET AUTHORISATION HOLDER FOR XIAPEX IN EUROPE

Stockholm, Sweden and Chesterbrook, Pa., April 7, 2014 — Swedish Orphan Biovitrum AB (publ) (Sobi) and Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) today announced  that Sobi became the Market Authorisation Holder (MAH) for Xiapex® (collagenase clostridium histolyticum), in 28 EU member countries, Norway, and Iceland on April 3, 2014.

Xiapex/ XIAFLEX® is a first-in-class biologic approved in the US, EU, Canada and Australia for the treatment of adult Dupuytren’s contracture patients with a palpable cord and in the US for the treatment of adult men with Peyronie’s disease with a palpable plaque and curvature deformity of at least 30 degrees at the start of therapy. As the MAH, Sobi may now if it so elects, file for market authorization for Xiapex for the treatment of Peyronie’s disease and work is ongoing for that filing in the EU. Sobi holds the exclusive rights to commercialise Xiapex for the Dupuytren’s contracture and Peyronie’s disease indications, in these countries subject to applicable regulatory approvals.

About Dupuytren’s Contracture

Dupuytren’s contracture is a progressive condition affecting the hand, specifically the layer of tissue just under the skin of the palm and fingers. While this layer of tissue normally contains collagen, in patients with Dupuytren’s there is an increase in the amount of collagen produced. Abnormal collagen build-up results in nodule and cord formation that worsens over time. Eventually, rope-like collagen cords may form, thicken and shorten, causing the fingers to be drawn in toward the palm. This thickening and shortening of the Dupuytren’s cord can reduce the finger’s range of motion (how much a person can move or straighten them). Once the Dupuytren’s collagen cord can be felt, it is referred to as a “palpable cord.”

About Xiapex

Xiapex (collagenase clostridium histolyticum), is a pharmacological treatment for Dupuytren’s contracture and may be an alternative to invasive and often complicated surgery for patients. Xiapex is a combination of two purified clostridial collagenases for injection that enzymatically disrupts the contracting cord and reduces the contraction. It is administered by local injection directly into the Dupuytren’s cord — a procedure which can be carried out in an outpatient setting. Twenty-four hours after the injection, a finger extension procedure can be carried out as necessary to break the cord and allow extension of the finger.

In addition, work is on-going to potentially file for approval of Xiapex in the EU for the treatment of Peyronie’s disease, the development of collagen plaque, or scar tissue, on the shaft of the penis.

About Sobi

Sobi is an international specialty healthcare company dedicated to rare diseases. Our mission is to develop and deliver innovative therapies and services to improve the lives of patients. The product portfolio is primarily focused on Inflammation and Genetic diseases, with three late stage biological development projects within Haemophilia and Neonatology. We also market a portfolio of specialty and rare disease products for partner companies. Sobi is a pioneer in biotechnology with world-class capabilities in protein biochemistry and biologics manufacturing. In 2013, Sobi had total revenues of SEK 2.2 billion (€253 M) and about 550 employees. The share (STO: SOBI) is listed on NASDAQ OMX Stockholm. More information is available at www.sobi.com.

About Sobi Partner Products

Sobi Partner Products (SPP) is a business unit within Sobi which offers a unique commercial platform for partners with niche and specialty products. SPP provides extensive knowledge and local experience through our direct presence across EU, Eastern Europe, Russia, Middle East and North Africa. We apply an integrated commercial, medical, and market access approach to products which address important unmet needs, spanning from named patient use (NPU) programs, through to reimbursement and full commercialization, primarily in the Centre of Expertise setting.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. Auxilium now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex® (alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon ErecAid®, the leading device for aiding erectile dysfunction, STENDRA™ (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. Auxilium’s mission is to improve the lives of patients throughout the world by successfully identifying, developing and commercializing innovative specialty biopharmaceutical products. To learn more, please visit www.Auxilium.com.

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to: whether and when Sobi will file for approval of Xiapex for the treatment of Peyronie’s disease and the success of any such filings; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on Auxilium’s current plans or assessments that are believed to be reasonable as of the date of this press release, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed under ‘‘Risk Factors’’ in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2013 on file with the United States Securities and Exchange Commission (“SEC”). While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Sobi Contacts:
Media relations	Investor relations
Charlotte af Klercker, Sr Communications	Jörgen Winroth, VP, Head of Investor Relations
Manager	T: +1 347-224-0819, +1 212-579-0506,
T: +46 707 297 327	jorgen.winroth@sobi.com
charlotte.afklercker@sobi.com

Auxilium Contacts:
Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com